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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                           FORMED IN
Shell Chemical Company......................................   Delaware
Shell Exploration & Production Company......................   Delaware
Shell Oil Products Company..................................   Delaware
Shell Services Company......................................   Delaware
  Shell Services International Inc..........................   Delaware
     Services Integration Group, L.P........................   Delaware
     Services Integration Marketing, L.L.C..................   Delaware
     SHEMS Corporation......................................   Delaware
     Solutions Innovations Company..........................   Delaware
Shell Consolidated Refining Company.........................   Delaware
  SOPC Holdings West LLC....................................   Delaware
     Equilon Enterprises LLC................................   Delaware
  SOPC Holdings East LLC....................................   Delaware
     Motiva Enterprises LLC.................................   Delaware
Shell Energy Investments Inc................................   Delaware
  Shell Energy Resources Inc. ..............................   Delaware
     Shell Deepwater Production Holdings Inc................   Delaware
       Shell Deepwater Production Inc.......................   Delaware
     Shell Western E&P Inc. ................................   Delaware
       Altura Energy Ltd. ..................................   Delaware
     Shell K2, Inc. ........................................  California
       Aera Energy LLC......................................  California
     SOI Finance Inc. ......................................   Delaware
       Shell Offshore Inc. .................................   Delaware
            Shell Deepwater Development Holdings, Inc.......   Delaware
               Shell Deepwater Development Inc..............   Delaware
          Shell Oil & Gas Investment Limited Partnership....   Delaware
            Shell Onshore Ventures Inc. ....................   Delaware
          Shell Deepwater Royalties Inc. ...................   Delaware
          Shell Frontier Oil & Gas Inc. ....................   Delaware
     Shell Energy Company...................................   Delaware
       Pecten International Company.........................   Delaware
          Pecten Ash Sham Company...........................   Delaware
          Pecten Cameroon Company...........................   Delaware
          Pecten Brazil Exploration Company.................   Delaware
          Mercury Energy, L.L.C.............................   Delaware
Shell Consolidated Energy Resources Inc.....................   Delaware
  Shell Land & Energy Company...............................   Delaware
     Mimas, Inc.............................................   Delaware
       Tejas Energy LLC.....................................   Delaware
       Coral Energy, L.P....................................   Delaware
     Shell Offshore Properties and Capital II, Inc. ........   Delaware
Pecten Arabian Company......................................   Delaware

     The names of other subsidiaries have been omitted because, as of December 31, 1998, such subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary."

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